Exhibit 10.12B

                                 STAY BONUS AGREEMENT



                    STAY BONUS AGREEMENT made and entered into as of the

          7th day of August, 1995 by and between Piedmont Management

          Company Inc. ("Piedmont") and

          _______________________________________________ (the "Employee").



                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, Piedmont has entered into a definitive merger

          agreement (the "Merger Agreement") effective August 7, 1995 with

          Chartwell Re Corporation ("Chartwell") whereby Chartwell will be the surviving corporation (the "Surviving Corporation"); and

                    WHEREAS, Employee is currently serving as
                                                              ----------

          and is an integral member of the management of Piedmont and

          Piedmont and Employee are parties to an agreement dated as of

          October 26, 1994 (the "Change in Control Agreement"); and

                     WHEREAS, Piedmont wishes to encourage Employee to

          remain in Piedmont's employ through the consummation of the transactions contemplated by the Merger Agreement ("the Merger")

          and has determined that this Agreement will serve that purpose;

                    NOW, THEREFORE, in consideration of the premises and

          mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                     1. Termination of Change in Control Agreement;
                        -------------------------------------------

          Entire Agreement
          ----------------

                     If Employee continues to be employed by Piedmont until

          the date on which the effective time of the Merger occurs








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          ("the Effective Date"), this Agreement shall become effective,

          supersede and replace the change in Control Agreement and any other Piedmont severance policy otherwise applicable to Employee

          (as in effect prior to the Merger).  This Agreement does not become effective or alter the severance and other benefits

          Employee may be entitled to receive under the Change in Control

          Agreement in the event of his termination prior to the Effective

          Date.

                     2. Employee's Intention
                        --------------------

                    Employee states that, based on this agreement, he has

          no present intention of resigning from Piedmont's employ.

                     3.   Stay Bonus
                          ----------

                    Provided Employee remains continuously employed by

          Piedmont until the Effective Date, on the Effective Date but immediately prior to the effective time of the Merger, he shall be entitled to the following:

                     (a) ______ months of base salary (defined as monthly

          base salary at the Effective Time), less applicable withholdings,

          payable in a lump sum payment on the Effective Date; and

                    (b)  continued medical and dental coverage under the

          plans of Lexington Management Corporation for up to      months
                                                              ----

          (which coverage shall be netted against Piedmont's or the

          Surviving Company's as applicable, obligations under the

          Consolidated Omnibus Budget Reconciliation Act of 1985).

          Employee will not be entitled to such coverage for any period during which Employee is eligible for medical coverage from a subsequent employer (other than the Surviving Corporation).



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                     4.  Parachute Payment
                         -----------------

                     (a) Notwithstanding any other provision of this

          Agreement, if it is determined that the Net After-Tax Amount (as defined in subparagraph (b) below) to be realized by Employee would be higher if a portion of the payments under this Agreement were not paid, then and to such extent such payments shall not be paid. The determination of whether a portion of any such payment should not be paid shall be made by a nationally recognized accounting firm selected by Piedmont and reasonably acceptable to

          Employee and such determination shall be binding upon Employee and Piedmont.

                     (b) For purposes of this Agreement, "Net After-Tax

          Amount" means the net amount of compensation (assuming for this purpose only that all vested options and other forms of

          compensation subject to vesting upon such change in control are exercised upon such change in control) to be received (or deemed under applicable law to have been received) by Employee in connection with the Merger under this Agreement, under any option agreement and under any other plan, arrangement or contract of

          Piedmont to which Employee is a party, after giving effect to all taxes, including but not limited to income and excise taxes,

          applicable to such payments.

                     5.  Binding Effect
                         --------------

                    This Agreement shall be binding upon and inure to the

          benefit of the parties hereto, the Surviving Corporation and their respective legal representatives, heirs, distributees,

          successors and assigns; provided, that the rights and



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          obligations of Employee hereunder shall not be assignable by him.

                     6. Applicable Law
                        --------------

                     This Agreement, and all of the rights and

          obligations of the parties in connection with this Agreement,

          shall be governed by and construed in accordance with the

          substantive laws of the State of New York without giving effect to principles relating to conflicts of law.

                     7. Employment-At-Will
                        ------------------

                    This Agreement does not alter the fact that the

          relationship between Piedmont and Employee is an employment-at-

          will, and that Piedmont may terminate Employee's employment and

          Employee may terminate the employment relationship at any time for any reason at all.



                    IN WITNESS WHEREOF, the parties hereto have executed

          this Agreement as of the date and year stated above.







                                   PIEDMONT MANAGEMENT COMPANY, INC.





                                   By:
                                       ------------------------------------

                                   Title:
                                          ---------------------------------




                                   ----------------------------------------
                                   Employee




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